Exhibit 10.1

MONARCH INVESTMENT PROPERTIES, INC.
1801 N. Military Trail
Suite 203
Boca Raton, Florida 33431

(561) 391-6117	jjfn@prodigy.net	FAX: (561) 391-6187

April 1, 2009

VIA E-MAIL, FACSIMILE & US MAIL

Kent Curran, President
All American Home Products, LLC
2659 NE 9th Avenue
Cape Coral, Florida 33909

          Re:     Monarch/AAHP Merger Agreement

Dear Mr. Curran:

          On March 13, 2009 we sent you the attached letter which you acknowledged receiving, but did not provide us with the status, other than you would like to negotiate an extension.

At our in-person meeting on March 27, 2009 we emphasized the importance of your immediate action on your request for an extension of time to close this transaction. We have not received a response to our request.

          Pursuant to Amendment No. 1 to Merger Agreement, paragraph 3, “Amendment to Section 7.1: Termination”, the Company is notifying you that we are terminating the Merger Agreement effective March 19, 2009, as provided for in the Merger Agreement and Amendment No 1 to the Merger Agreement.

Sincerely yours,

/s/ David Miller
David Miller
President

DM/ls
enclosure

cc:	Todd Waggoner, CFO – All American Home Products
Andrew Telsey, Esq.
Bruce Rosetto, Esq.
Glenn B. Meyers, CPA

Todd Waggoner, CFO
All American Home Products, LLC
2659 NE 9th Avenue
Cape Coral, Florida 33909

Andrew Telsey, Esq.
12835 E. Arapahoe Road
Tower I, Penthouse
Englewood, CO 80112

Bruce Rosetto, Esq.
Greenberg Traurig, P.A.
5100 Town Center Circle/Suite 400
Boca Raton, Florida 33486